As filed with the Securities and Exchange Commission on October 2, 2015

Registration Number 333-206658

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTOMX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	27-3521219
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

343 Oyster Point Blvd.

Suite 100

South San Francisco, CA 94080

(650) 515-3185

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean A. McCarthy, D.Phil.

President and Chief Executive Officer

CytomX Therapeutics, Inc.

343 Oyster Point Blvd.

Suite 100

South San Francisco, CA 94080

(650) 515-3185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Sam Zucker, Esq. Robert A. Ryan, Esq. Sidley Austin LLP 1001 Page Mill Road, Building 1 Palo Alto, CA 94304 Telephone: (650) 565-7000 Fax: (650) 565-7100	Mark V. Roeder, Esq. Brian J. Cuneo, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Fax: (650) 463-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to provide certain exhibits to the Registration Statement, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a)	See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in South San Francisco, State of California on October 2, 2015.

CYTOMX THERAPEUTICS, INC.

By:	/s/ Sean A. McCarthy
	Name: Title:	Sean A. McCarthy President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the registration statement has been signed by the following persons in the capacities indicated on the date indicated:

SIGNATURE		DATE

/s/ Sean A. McCarthy Sean A. McCarthy, D. Phil.	President, Chief Executive Officer and Director (principal executive officer)	October 2, 2015

/s/ Robert C. Goeltz Robert C. Goeltz II	Chief Financial Officer (principal financial officer and principal accounting officer)	October 2, 2015

* Hoyoung Huh, M.D., Ph.D.	Chairman of the Board	October 2, 2015

* Neil Exter	Director	October 2, 2015

* Frederick W. Gluck	Director	October 2, 2015

* Elaine V. Jones, Ph.D.	Director	October 2, 2015

* Timothy M. Shannon, M.D.	Director	October 2, 2015

* By:	/s/ Sean A. McCarthy
Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1**	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation, as currently in effect.

3.2**	Amended and Restated Bylaws, as currently in effect.

3.3**	Form of Amended and Restated Certificate of Incorporation, effecting a stock split, to be in effect prior to the effectiveness of this registration statement.

3.4**	Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the completion of this offering.

3.5**	Form of Amended and Restated Bylaws, to be in effect immediately prior to the completion of this offering.

4.1**	Specimen Common Stock Certificate.

4.2**	Amended and Restated Investors’ Rights Agreement dated as of June 12, 2015, by and among CytomX Therapeutics, Inc. and the investors named therein.

4.3**	Warrant to Purchase Preferred Stock dated as of May 31, 2012, by and between ATEL Ventures, Inc., as Trustee, and CytomX Therapeutics, Inc.

4.4**	Warrant to Purchase Preferred Stock dated as of January 31, 2013, by and between ATEL Ventures, Inc., as Trustee, and CytomX Therapeutics, Inc.

4.5**	Warrant to Purchase Preferred Stock dated as of December 20, 2013, by and between ATEL Ventures, Inc., as Trustee, and CytomX Therapeutics, Inc.

5.1**	Opinion of Sidley Austin LLP.

10.1**+	2011 Stock Incentive Plan, adopted on February 7, 2012, as amended the (“2011 Plan”).

10.2**+	Form of Restricted Stock Award Agreement and Option Exercise Agreement under the 2011 Plan.

10.3**+	2010 Stock Incentive Plan adopted on September 21, 2010 the (“2010 Plan”).

10.4**+	Form of Stock Option Agreement under the 2010 Plan.

10.5**+	Form of 2015 Equity Incentive Plan, to be in effect immediately prior to the effectiveness of this registration statement.

10.6**+	2015 CytomX Therapeutics, Inc. Employee Stock Purchase Plan, to be in effect upon the completion of this offering.

10.7**+	Employment Offer Letter Agreement between CytomX Therapeutics, Inc. and Sean A. McCarthy, D. Phil, dated as of December 15, 2010.

10.8**+	Severance and Change of Control Agreement, by and between CytomX Therapeutics, Inc. and Sean A. McCarthy, D. Phil, dated as of April 1, 2015.

10.9**+	Employment Offer Letter Agreement between CytomX Therapeutics, Inc. and Bob Goeltz, dated as of March 19, 2015.

10.10**+	Severance and Change of Control Agreement, by and between CytomX Therapeutics, Inc. and Bob Goeltz, dated as of May 11, 2015.

10.11**+	Employment Offer Letter Agreement between CytomX Therapeutics, Inc. and W. Michael Kavanaugh, M.D., dated as of December 13, 2014.

10.12**+	Severance and Change of Control Agreement, by and between CytomX Therapeutics, Inc. and Michael Kavanaugh, dated as of April 1, 2015.

10.13**+	Employment Offer Letter Agreement between CytomX Therapeutics, Inc. and Cynthia J. Ladd, dated as of May 1, 2015.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.14**+	Severance and Change of Control Agreement, by and between CytomX Therapeutics, Inc. and Cynthia Ladd, dated as of June 15, 2015.

10.15**+	Separation Agreement and General Release of Terms, by and between Henry B. Lowman, Ph.D. and CytomX Therapeutics, Inc., dated as of September 30, 2014.

10.16**+	Form of Indemnification Agreement by and between CytomX Therapeutics, Inc. and each of its directors.

10.17†	Research Collaboration Agreement dated as of January 8, 2014, by and between ImmunoGen, Inc. and CytomX Therapeutics, Inc., as amended by the First Amendment to Research Collaboration Agreement effective as of April 3, 2015.

10.18†	Collaboration and License Agreement dated as of May 23, 2014, by and between CytomX Therapeutics, Inc. and Bristol-Myers Squibb Company.

10.19†	Research Collaboration, Option and License Agreement dated as of May 30, 2013, by and between Pfizer, Inc. and CytomX Therapeutics, Inc.

10.20**	Lease Agreement dated as of March 29, 2013, by and between ARE-Technology Center SSF, LLC and CytomX Therapeutics, Inc.

10.21**	Exclusive Licence Agreement dated as of August 19, 2010, by and between The Regents of the University of California and CytomX Therapeutics, Inc., as amended by Amendment No. 1 to Exclusive Agreement effective as of May 30, 2013 and Amendment No. 2 to Exclusive Agreement effective as of November 8, 2013.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

24.2**	Power of Attorney.

**	Previously filed.
+	Indicates a management contract or compensatory plan.
†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and omitted portions have been filed separately with the Securities and Exchange Commission.